UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

INCLUDED INFORMATION

Item 5. Other Events and Regulation FD

On April 15, 2003, Guaranty Federal Bancshares, Inc. issued a press release announcing that there are 264,827 shares remaining to be repurchased to complete the repurchase plan announced November 22, 2002.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number    Description

1.1

Press release, dated April 15, 2003 furnished with respect to Item 12

Item 9. Regulation FD Disclosure (Information Being Provided under Item 12)

On April 15, 2003, Guaranty Federal Bancshares, Inc. issued a press release announcing its earnings for the third quarter ended March 31, 2003. This information is being furnished pursuant to Item 12 “Results of Operations and Financial Condition” of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                       Guaranty Federal Bancshares, Inc.

                                                                       By:

                                                                       /s/ Don M. Gibson______________

                                                                       Don M. Gibson

                                                                       President and Chief Executive Officer

Date: April 15, 2003

Exhibit 99.1

Contact:  Don M. Gibson

For Immediate Release

                 417-520-4333

GUARANTY FEDERAL BANCSHARES, INC. ANNOUNCES

A 45% INCREASE IN QUARTERLY EARNINGS PER SHARE

SPRINGFIELD, MO – (April 15, 2003) – Guaranty Federal Bancshares, Inc, (NASDAQ:GFED), the holding company for Guaranty Federal Savings Bank, today announced earnings for the third quarter ended March 31, 2003, were $0.32 per share, ($885,000) up from the $0.22 per share ($818,000) the Company earned during the same quarter in the prior year.  This represents a 45% increase in quarterly earnings per share.

The Company announced a plan to repurchase 300,000 shares of common stock on November 22, 2002.  To date the Company has repurchased 35,173 shares of common stock under this plan at an average cost of $15.35 per share.

The discussion set forth above may contain forward-looking comments. Such comments are based upon the information currently available to management of the Company and management’s perception thereof as of the date of this release.  Actual results of the Company’s operations could materially differ from those forward-looking comments.  The differences could be caused by a number of factors or combination of factors including, but not limited to: changes in demand for banking services; changes in portfolio composition; changes in management strategy; increased competition from both bank and non-bank companies; changes in the general level of interest rates; the effect of regulatory or government legislative changes; technology changes; and fluctuation in inflation.

Guaranty Federal Bancshares, Inc. has a subsidiary corporation offering full banking services.  The principal subsidiary, Guaranty Federal Savings Bank, is located in Springfield, Missouri, and has eight branches and 18 ATM locations located in Greene and Christian Counties.  In addition Guaranty Federal is a member of the Privileged Status ATM network, which provides its customers surcharge free access to over 60 area ATM’s and over 1,000 ATM’s nationwide.

Financial Highlights:
	Quarter ended		Nine Months ended
Operating Data:	31-Mar-03	31-Mar-02	31-Mar-03	31-Mar-02
	(Dollar amounts are in thousands, except per share data)

Total interest income	$ 5,304	6,151	16,595	19,389
Total interest expense	2,778	3,327	8,864	10,961
Provision for loan losses	255	66	460	216
Net interest income after
provision for loan losses	2,271	2,758	7,271	8,212
Noninterest income	1,093	849	2,844	2,657
Noninterest expense	2,051	2,365	6,111	6,750

Income before income tax	1,313	1,242	4,004	4,119
Income tax expense	428	424	1,355	1,400

Net income	$ 885	818	2,649	2,719
Net income per share-basic	$ 0.32	0.22	0.95	0.72
Net income per share-diluted	$ 0.31	0.21	0.93	0.71

Annualized return on average assets	0.94%	0.82%	0.94%	0.93%
Annualized return on average equity	9.61%	6.41%	9.67%	7.13%
Net interest margin	2.79%	3.03%	2.86%	2.99%

		As of	As of
Financial Condition Data:		31-Mar-03	31-Mar-02

Cash and cash equivalents		$ 13,190	35,425
Investments		16,104	20,435
Loans, net of allowance for loan losses		327,436	318,160
3/31/2003 - $2,803; 3/31/2002 - $2,607
Other assets		18,896	20,232
Total Assets		$ 375,626	394,252

Deposits		$ 230,627	229,212
FHLB advances		104,782	112,612
Other liabilities		4,051	6,781
Total liabilities		$ 339,460	348,605
Stockholder's equity		36,166	45,647
Total liabilities and stockholder equity		$ 375,626	394,252

Book value per share		$ 12.94	13.04

Non performing assets		$ 1,515	2,837